EXHIBIT 10.11

Intellectual Property Protection Agreement

By signing below, I agree that the following acknowledgments and commitments herein are material terms and conditions of my employment with PCTEL, Inc. (“Company”), and that my employment, together with the professional and financial benefits provided by the Company, is adequate consideration for the commitments I make below.

1. I understand that the Company possesses and will possess Proprietary Information and Trade Secrets (as hereinafter defined) important to its business. For purposes of this Intellectual Property Protection Agreement (“Agreement”), “Proprietary Information” is information that was or will be developed, created, or discovered by or on behalf of the Company, or that became or will become known by, or was or is conveyed to the Company, which has commercial value in the Company's business. “Proprietary Information” includes, but is not limited to, Trade Secrets, information about circuits, mask works, layouts, algorithms, computer programs, designs, technology, ideas, know-how, processes, formulas, compositions, data, techniques, improvements, inventions (whether patentable or not), works of authorship, business and product development plans, the salaries and terms of compensation of other employees, customer information, and other information concerning the Company's actual or anticipated business, research or development, or which is received in confidence by or for the Company from any other person. I understand that my employment creates a relationship of confidence and trust between me and the Company with respect to Proprietary Information. “Proprietary Information” also includes documents or any other media or tangible items that contain or embody Proprietary Information or any other information concerning the business, operations or plans of the Company, whether such documents have been prepared by me or by others, including but not limited to, blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer disks, tapes or printouts, sound recordings and other printed, typewritten or handwritten documents, as well as samples, prototypes, models, products and the like. “Trade Secrets” are any information, including formulas, patterns, compilations, programs, devices, methods, techniques, or processes that Company considers confidential and is valuable and provides a competitive advantage because it is not generally known and not readily ascertainable by proper means.

2. Nothing in this Agreement shall limit or supersede any common law, statutory or other protections of Trade Secrets where such protections provide the Company with greater rights or protections for a longer duration than provided in this Agreement. With respect to the disclosure of a Trade Secret and in accordance with 18 U.S.C. § 1833, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a Trade Secret that (i) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, provided that, the information is disclosed solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding filed under seal so that it is not disclosed to the public. Employee is further notified that if Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee may disclose the Company’s Trade Secrets to Employee’s attorney and use the Trade Secret information in the court proceeding, provided that Employee files any document containing the Trade Secret under seal so that it is not disclosed to the public, and Employee and Employee’s attorney do not disclose the Trade Secret, except pursuant to court order.

3. I further understand that the Company has received and, in the future, will have or receive from affiliates or third parties confidential or proprietary information (“Third Party Proprietary Information”) subject to a duty on the Company’s part to maintain the confidentiality of such Third Party Proprietary Information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Proprietary Information in the strictest confidence and will not disclose (to anyone other than Company personnel and professional advisors retained by the Company who need to know such information in connection with their work for the Company) or

Form 22 ILw/NC

use, except in connection with my work for the Company, Third Party Proprietary Information, unless expressly authorized by an officer of the Company in writing.

4. I agree that, during my employment with the Company and for as long thereafter as I have access to Proprietary Information:

4.1 I will hold Proprietary Information in the strictest confidence and will not distribute, provide access to, or disclose such Proprietary Information to anyone other than Company personnel and professional advisors retained by the Company who need to know such information in connection with their work for the Company.

4.2 I will protect the Proprietary Information using the same degree of care that I use to protect my own confidential information, but in no event less than a reasonable degree of care.

4.3 I will not modify, adapt, translate, prepare derivative works of, decompile, disassemble, or reverse engineer any of the Proprietary Information except in connection with my work for the Company.

4.4 I will not use the Proprietary Information for any purpose other than a use permitted by the Company.

5. Immediately upon the termination of my employment by me or by the Company for any reason, or during my employment if so requested by the Company, I will return all materials containing Proprietary Information, Third Party Proprietary Information, apparatus, equipment and other physical property, or any reproduction of such property, excepting only (i) my personal copies of records relating to my compensation; (ii) my personal copies of any materials previously distributed generally to stockholders of the Company; and (iii) my copy of this Agreement.

6. I agree that I will not disclose to the Company, or use in my work for the Company, any Trade Secret or confidential information of any former or concurrent employer or other person or entity and that I will not bring onto the Company premises any unpublished document or proprietary information belonging to any such former or concurrent employer, person or entity unless consented to in writing by such employer, person or entity. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company

7. I agree that all Proprietary Information and all title, patents, patent rights, copyrights, mask work rights, Trade Secret rights, and other intellectual property and rights (collectively “Rights”) in connection therewith shall be the sole property of the Company. I also agree that all work prepared by me in connection with my employment with the Company shall become the sole intellectual property of the Company. I agree to and will promptly disclose to the Company in writing, all discoveries, concepts and ideas, whether patentable or unpatentable, including but not limited to processes, methods, formulas, and techniques, as well as improvements and know-how related thereto, conceived or reduced to practice by me, either solely or jointly with others, while in the Company's employ (“Company Inventions”). I hereby assign to the Company any Rights I may have or acquire in all such Company Inventions to the full extent permitted by law. Moreover, I understand and agree that, with respect to work performed under any federal government contract, title to certain patents and inventions or licenses therein shall be determined as provided by Federal law or regulation or by contract with the federal government. To the extent that this Agreement’s provision regarding the assignment of an Invention to the Company conflicts with applicable law, the applicable law controls and this assignment provision will not be enforceable.

I have provided, in Exhibit A attached hereto, a complete list of all existing Inventions or improvements to which I claim ownership as of the date of this Agreement and that I desire to specifically clarify are not subject to this Agreement, and I acknowledge and agree that such list is complete. If no such list is attached to this Agreement, I represent that I have no such Inventions and/or improvements at the time of signing this Agreement.

8. I agree to perform, during and after my employment, all acts deemed by the Company to be reasonably necessary or desirable to permit and assist it, at the Company's expense, in obtaining, maintaining, defending and enforcing Rights with respect to such Company Inventions and improvements to existing Company Inventions in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents, as my agents and attorneys-in-fact for the purpose of maintaining, defending and enforcing Rights to act for and on my behalf and, instead of me, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by me.

9. Any assignment of copyright hereunder includes, but is not limited to, all rights of paternity, integrity, disclosure and withdrawal that may be known as or referred to as "moral rights" (collectively, “Moral Rights”). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, I hereby waive such Moral Rights and consent to any action of the Company that would violate such Moral Rights in the absence of such consent. I will confirm any such waivers and consents from time to time as requested by the Company.

10. I shall not, directly or indirectly, in any forum or manner (whether in person, via telephone or email, or through any “social media” such as blogs, self-published journals, and collaborative Web-based discussion forums) disparage the Company, or the members of the Board of Directors or the officers of the Company. The foregoing notwithstanding, I understand that nothing contained in this Agreement prohibits me from (i) reporting possible violations of federal law or regulation to any governmental agency or regulatory authority, including but not limited to the Securities and Exchange Commission, (ii) making other disclosures that are protected under the whistleblower provisions of federal law or regulation, including but not limited to those relating to lawfully reporting waste, fraud, or abuse related to the performance of a United States Government contract to a designated investigative or law enforcement representative of a Federal department or agency authorized to receive such information; or (iii) responding to any subpoena or other legitimate request for information from a government, governmental agency or court with jurisdiction over the Company or me in a manner that is truthful but possibly disparaging of the Company.

11. During my employment and for one (1) year following the date of the termination of my employment with the Company for whatever reason (whether voluntary or involuntary), I will not, directly or indirectly, take any of the following actions:

(a) induce an individual who is employed with the Company to leave the employ of the Company without the Company’s prior written consent to join another company engaged in (i) the design, optimization or testing of antennas or (ii) the design or development of industrial IoT devices in competition with the Company; provided, however, this obligation shall not affect any responsibility I may have as an employee of the Company with respect to the bona fide hiring and firing of Company personnel.

(b) solicit (or cause a third party to directly or indirectly solicit) any customer of the Company who in the period of two (2) years prior to such solicitation on average purchased products or services from the Company in excess of $150,000 to encourage such customer to purchase, lease or otherwise acquire any products substantially similar to those offered by the Company.

(c) engage or invest in, own, manage, operate, finance, control, be employed by, or be associated with, any U.S. business venture or activity that is in direct competition with the Company relating to any of the following: (i) the design, optimization and testing of antennas, (ii) the design or sale of antennas where my purpose or contribution would relate to design or development of industrial IoT devices, or (iii) the development, manufacture and/or sale of digital signal processing (DSP) or software-based radio frequency measurement products used for the planning, deployment and optimization of (a) licensed cellular networks, or (b) public safety networks (e.g., P25 and Tetra). Notwithstanding the foregoing, I may purchase or otherwise acquire up to but not more than two percent (2%) of any class of securities of any enterprise (without otherwise participating in the activities of such enterprise) if such securities are listed on any national or registered security exchange or have been registered under Section 12(g) or the Securities Exchange Act of 1934.

12. If I accept new employment during my employment with the Company or within one (1) year of leaving the Company’s employ, I will give a copy of this Agreement to my new employer. Furthermore, for a period of one (1) year from the separation of my employment with Company, I agree to promptly inform the Company, in writing, of the name and address of my subsequent employer(s), including any entity I own in part or in whole.

13. I understand that the Company is providing me 14 calendar days from the date of receipt of the Agreement to review the Agreement and is hereby advising me that I have the right to, and should, consult with an attorney prior to signing this Agreement.

14. I agree that in the event of any dispute in the meaning, effect or validity of this Agreement the following shall apply:

14.1 Such dispute shall be resolved in accordance with the laws of the State of Illinois without regard to the choice of law and conflict of laws provisions thereof;

14.2 Such dispute and shall be submitted to the U.S. District Court for the Northern District of Illinois (or the appropriate state court within such district) as the exclusive jurisdiction for any dispute hereunder.

14.3 I submit to the jurisdiction of the court mentioned in Section 14.2 if such court does not have jurisdiction over me.

14.4 I waive the right to a jury trial of any such dispute or claim.

15. If one or more provisions of this Agreement are held to be illegal or unenforceable under applicable law, such illegal or unenforceable portions shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms.

16. This Agreement shall be effective as of the first day of employment with the Company (or such later date permitted by applicable law) and shall be binding upon me, my heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, its affiliates, successors and assigns.

17. This Agreement can only be modified by a subsequent written agreement executed by the Company’s Chief Executive Officer or the Vice President responsible for Human Resources and me.

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT ONE COUNTERPART WILL BE RETAINED BY THE COMPANY AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

 WITNESS SIGNATURE EMPLOYEE SIGNATURE

DATE PRINTED NAME

EXHIBIT A

PCTEL, Inc.

471 Brighton Drive

Bloomingdale, Illinois 60108

To Whom It May Concern:

1. The following is a complete list of inventions or improvements relevant to the subject matter of my employment by PCTEL, Inc. (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my employment by the Company that I desire to clarify are not subject to the Company's Intellectual Property Protection Agreement.

No inventions or improvements

See below:

Additional sheets attached

2. I propose to bring to my employment at Company the following materials and documents of a former employer:

No materials or documents

See below:

Employee

Employee Signature

Date